Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K, because the Company customarily and actually treats such information as private or confidential and the omitted information is not material.

Exhibit 10.1
Planet Labs PBC - Pricing Reference ID: 1711050921336
CONFIDENTIAL ~ DMS Template ID: 4759304 (v3.4)

Amendment 4 to Google Cloud Platform Addendum

This Amendment (“Amendment”) is between Google LLC (“Google”) and the Customer in the signature block below (“Customer”) and amends the Google Cloud Platform License Agreement previously entered into by the parties with an effective date on December 15, 2016 (as amended, the “Agreement”). Such Agreement includes the Google Cloud Platform Addendum entered into by the parties with an effective date on February 13, 2020 (as amended, the “Addendum”). Capitalized terms used but not defined in this Amendment have the meaning given to them in the Agreement. This Amendment will be effective from the date countersigned by the last party (“Amendment 4 Effective Date”).

The parties agree as follows:

1.    Amendments. From the Amendment 4 Effective Date, the Addendum is amended as follows:

1.1    Additional Definitions. The following new subsection P is added to Addendum Section 1 (Definitions):

P. “Amendment 4 Implementation Date” means a Google-selected date that is no later than 5 business days after the Amendment 4 Effective Date.

1.2     Additional Discount. From the Amendment 4 Implementation Date until the end of the Discount Period, Customer will receive a discount off the list price as of the Amendment 4 Implementation Date for the following SKU(s):

[*****]

2.     Miscellaneous. All other terms and conditions of the Agreement (including the Addendum) remain unchanged and in full force and effect. This Amendment 4 may be executed in one or more counterparts including facsimile, PDF or other electronic copies, which when taken together upon proper delivery shall constitute a single instrument. In the event of a conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment 4, the terms and conditions of this Amendment 4 shall govern.

Signed by the parties’ authorized representatives on the dates below.

GOOGLE                              CUSTOMER: Planet Labs PBC

By:    /s/ Philipp Schindler     2024.04.24        By:    /s/ Ashley Johnson
Name:    Philipp Schindler            10:18:21 -07’00’        Name:    Ashley Johnson
Title:    Authorized Signatory                      Title:    CFO/COO
Date:                                  Date:    23 April 2024